Exhibit 5.1


                                December 21, 2004

Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 300
Houston, Texas 77008


Re:  Registration Statement on Form S-3


Ladies  and  Gentlemen:

     We  have acted as counsel to Weingarten Realty Investors (the "Company"), a
                                                                    -------
Texas real estate investment trust, in connection with the issuance of up to 140,260 common shares of beneficial interest, par value $.03 per share (the "Common Shares"), in accordance with the Registration Statement of the Company
 --------------
on  Form  S-3 (the "Registration Statement") and related prospectus with respect
                    ----------------------
to  the  Common  Shares  (the  "Prospectus"),  which Form S-3 was filed with the
                                ----------
Securities  and  Exchange Commission (the "Commission") under the Securities Act
                                            ---------
of  1933,  as  amended  (the  "Securities  Act").
                               ---------------

     In rendering the following opinion, we have examined the Restated Declaration of Trust, as amended, and bylaws of the Company, as amended to date, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

     Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized and, if the Common Shares are issued as described in the Prospectus, they shall be validly issued, fully paid and nonassessable.

     The opinion expressed herein is as of the date hereof and is based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the Texas Real Estate Investment Trust Act and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

     We  hereby  consent  to  the  filing  of  this opinion as an exhibit to the
Registration Statement and the reference to us under the heading " Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        LOCKE LIDDELL & SAPP LLP


                                        By:  /s/ Kenneth L.  Betts
                                           -----------------------

                                             Kenneth L. Betts